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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☐
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

DEVRY INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

SEC 1913 (02-02)	Persons who potentially are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

October 24, 2003

Dear Stockholder:

      On behalf of the Board of Directors of DeVry Inc., it is my pleasure to invite you to attend your Company’s Annual Meeting of Stockholders at 10:30 a.m., Tuesday, November 18, 2003, at The Northern Trust Company, 50 South LaSalle Street, Chicago, Illinois.

      We will begin with a discussion of the items listed in the enclosed proxy statement, followed by a report on the growth of DeVry during the last fiscal year. DeVry’s performance is also discussed in the enclosed 2003 Annual Report to stockholders, which we think you will find to be interesting reading.

      We look forward to seeing you at the meeting.

      Thank you.

Sincerely,

Dennis J. Keller
Chairman of the Board

DeVRY INC.

One Tower Lane, Suite 1000
Oakbrook Terrace, Illinois 60181

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

November 18, 2003

      You are cordially invited to attend the Annual Meeting of Stockholders of DeVry Inc. at The Northern Trust Company, 50 South LaSalle Street, Chicago, Illinois on Tuesday, November 18, 2003, at 10:30 a.m. Central Standard Time, for the following purposes:

(1) To elect one Director as a Class II Director to serve until the 2005 Annual Meeting of Stockholders and four Directors as Class III Directors to serve until the 2006 Annual Meeting;

(2) To approve the DeVry Inc. 2003 Stock Incentive Plan;

(3) To ratify the appointment of PricewaterhouseCoopers LLP as independent public accountants for the Company for the current fiscal year; and

(4) To consider such other business as may properly come before the meeting or any adjournment thereof.

      You will find enclosed with this Notice a proxy card and a Proxy Statement for the meeting and a copy of the DeVry Inc. Annual Report for 2003.

      The Board of Directors has fixed a record date of September 19, 2003. Only stockholders of record on that date are entitled to notice of, and to vote at, the meeting.

      All stockholders are cordially invited to attend the meeting in person. However, to assure representation at the meeting, you are encouraged to vote by proxy by following the instructions on the enclosed proxy card. Postage is not required for mailing in the United States. Upon request, the Company will reimburse stockholders for the cost of mailing proxy cards from outside the United States. You may attend the meeting and vote in person even if you have returned a proxy.

By Order of the Board of Directors,

MARILYNN J. CASON
Secretary

October 24, 2003

DeVRY INC.

One Tower Lane, Suite 1000
Oakbrook Terrace, Illinois 60181

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS, NOVEMBER 18, 2003

      The Board of Directors of DeVry Inc. (the “Company”) is sending you this Proxy Statement and the accompanying proxy card to solicit your proxy to vote your shares at the Company’s Annual Meeting of Stockholders to be held on November 18, 2003, and any adjournment thereof. The solicitation of proxies gives every stockholder an opportunity to vote because your shares can be voted only if you are present or represented by proxy at the meeting.

      When you have returned your proxy, the Proxy Committee (and each of them, with full powers of substitution) will vote your shares as you direct. Please follow the instructions on the enclosed card. You may submit your proxy by mail or telephone or by the Internet. If you return your proxy to us without choices for each proposal, the Proxy Committee will vote your shares on the unmarked proposals as recommended by the Company’s Board of Directors. Abstentions, directions to withhold authority and broker non-votes (where a named entity holds shares for a beneficial owner who has not provided voting instructions) will be considered present at the meeting for purposes of a quorum but will not be counted in determining the total number of votes cast. A proxy may be revoked at any time before the proxy is voted at the meeting by: (1) notifying the Company in writing that the proxy has been revoked; (2) executing a later-dated proxy; or (3) voting in person at the meeting. The election of Directors, the approval of the 2003 Stock Incentive Plan and the ratification of the appointment of the independent public accountants will each require the affirmative vote of a majority of the shares of Common Stock of the Company participating in the voting.

      If you are a Company employee who is a participant in the DeVry Inc. Employee Stock Purchase Plan and/or the Profit Sharing Retirement Plan’s DeVry Stock Fund, your signed proxy card will serve as direction to the Custodian of the Stock Purchase Plan or the Trustee of the Stock Fund to vote your shares for your account as you have directed. If you submit a proxy without indicating your voting preference, the Custodian or Trustee will vote your shares in the same proportion as shares for which they have received instructions.

      The Company will bear the expense of soliciting proxies. The solicitation initially will be made by mail but also may be made by Company employees by telephone, electronic means or personal contact.

      The Company will reimburse all stockholders for the expense of sending proxies and proxy material to beneficial owners, including expenditures for foreign mailings.

      As of September 19, 2003, the Company had 70,110,180 shares of Common Stock ($0.01 par value) outstanding. Stockholders are entitled to one vote per share owned on the record date.

      This Proxy Statement and accompanying proxy card are first being sent to stockholders on or about October 27, 2003.

ELECTION OF DIRECTORS

      The Company’s Certificate of Incorporation provides for a Board of Directors of not less than three nor more than twelve Directors, as determined by resolution of the Board, that is divided into three classes serving staggered three-year terms. The members of Class III, whose terms of office expire in 2003, are Charles A. Bowsher, Robert C. McCormack, Julia A. McGee and Ronald L. Taylor. The Board has nominated Ms. McGee and Messrs. Bowsher, McCormack and Taylor to stand for election as Class III Directors, to hold office until 2006, or until their respective successors are elected and qualified. The Board has also voted to increase the number of Directors from 10 to 11, effective as of November 18, 2003, and has nominated Connie R. Curran to stand for election as a Class II Director to fill the vacancy and to hold office until 2005, or until her successor is elected and qualified.

      It is intended that all shares represented by a proxy in the accompanying form will be voted for the election of the persons listed below as either Class II or Class III Directors unless otherwise specified in such proxy. A proxy cannot be voted for more than five persons. In the event that any one or more of such nominees becomes unable to serve as a Director, the Proxy Committee will vote for the substitute nominee that the Board designates. The Board has no reason to believe that any nominee will become unavailable for election.

      The nominees for election as Directors are listed below, along with brief statements of their current principal occupations, business experience and other information, including directorships in other public companies.

      The Board of Directors recommends a vote FOR the nominees listed below.

NOMINEES

CLASS II — TERM EXPIRES 2005

Connie R. Curran, age 55

      Dr. Curran was recently named Executive Director of the National Dialogue on Cancer, an organization that brings together the public, private and nonprofit sectors to focus on the eradication of cancer. She spent the preceding 15+ years in other healthcare consulting and management positions (President, Cardinal Health Consulting Services, November 2000 to February 2002; President & CEO, CurranCare, 1995-2000 (acquired by Cardinal Health); Vice Chairman/National Director for Patient Care Services, APM Incorporated, 1990-1995; Vice President for HealthCare Management and Patient Care Services, American Hospital Association, 1985-1989. Prior to 1989, Dr. Curran spent 16 years as a teacher of classroom and clinical nursing courses and in academic management of nursing programs, including service at Montefiore Medical Center of New York, the Medical College of Wisconsin, University of San Francisco and Loyola University of Chicago. Dr. Curran is also a director of IDX, Inc. and Cardio Dynamics International Corp.

CLASS III — TERM EXPIRES 2006

Charles A. Bowsher, age 72

      Mr. Bowsher has been a Director of the Company since February 1997. In 1996 Mr. Bowsher completed a 15-year term as Comptroller General of the United States and head of the General Accounting Office. Prior to that he was affiliated with Arthur Andersen and Co. for 25 years, except for a four-year period when he served as Assistant Secretary of the Navy for Financial Management. Mr. Bowsher is also a director of American Express Bank, Washington Mutual Investors Fund and SI International. Additionally, Mr. Bowsher serves as a public member of the NASD board of directors.

Robert C. McCormack, age 64

      Mr. McCormack has been a Director of the Company since 1995. He is a founding partner of Trident Capital, Inc., a private equity firm established in 1993 to invest in information and business service companies. From 1990 to 1993 Mr. McCormack was the Assistant Secretary and Comptroller of the Navy, prior to which time he served for 2 1/2 years in various positions on the staff of the Secretary of Defense. Mr. McCormack spent 20 years in investment banking with Dillon, Read & Co. Inc. and Morgan Stanley & Co. Incorporated before his government service. He is also a director of Illinois Tool Works, Inc., Mead Westvaco Corporation and Northern Trust Corp.

Julia A. McGee, age 61

      Ms. McGee has been a Director of the Company since 1994. She recently became President and CEO of Harcourt Supplemental, Professional and Trade after serving as President, Basal and Test Publishing, for McGraw Hill Education and earlier as President of Scholastic Inc., an education publisher. From 1991 to

November 2000 Ms. McGee was President of McDougal, Littell & Co. and, upon its acquisition by Houghton Mifflin in 1994, she also became Executive Vice President, Houghton Mifflin, a publishing company. Ms. McGee began her career at McDougal Littell in 1988 as an editorial director. From 1986 to 1988 she held management positions at Ligature, Inc., prior to which she was for three years Director of Marketing and Software Development for a division of Tandy Corporation.

Ronald L. Taylor, age 60

      Mr. Taylor has been a Director and President of the Company since 1987. Until his November, 2002 appointment as Co-Chief Executive Officer, he was also Chief Operating Officer. In 1973 Mr. Taylor co-founded Keller Graduate School of Management (“KGSM”) and was from 1973 to 1981 its Chief Operating Officer, and from 1981 to 1987 its President and Chief Operating Officer.

INCUMBENT DIRECTORS

CLASS I — TERM EXPIRES 2004

Thurston E. Manning, age 77

      Dr. Manning has been a Director of the Company since 1990. He was President of the Council on Postsecondary Accreditation from 1987 until July 1991, prior to which time he was for 12 years Executive Director of the Commission on Institutions of Higher Education of the North Central Association of Colleges and Schools. Since 1991, Dr. Manning has been a self-employed consultant.

Hugo J. Melvoin, age 74

      Mr. Melvoin has been a Director of the Company since 1987. He was a founding stockholder and director of KGSM. A practicing attorney from 1953 to 1999, Mr. Melvoin was a partner in the Chicago law firm of Mayer, Brown & Platt from 1960 to 1981. He retired in 1999 from the law firm of Hugo Melvoin, P.C.

Harold T. Shapiro, age 68

      Dr. Shapiro is President Emeritus of Princeton University and a professor of economics in its Woodrow Wilson School of Public and International Affairs. He was the president and a professor of economics and public affairs there from 1988 until his retirement in June 2001. Dr. Shapiro joined the faculty of the University of Michigan in 1964 and was that university’s president from 1980 to 1988. He is also a director of the Dow Chemical Company and Hospital Corporation of America.

CLASS II — TERM EXPIRES 2005

David S. Brown, age 62

      Mr. Brown has been a Director of the Company since 1987 and was a founding stockholder and director of KGSM. Mr. Brown, a practicing attorney, was a partner in the Chicago law firm of McBride and Baker from 1972 to 1979 and served as General Counsel of the U.S. Office of Minority Business Enterprise from 1971 to 1972. From 1980 to 1996, Mr. Brown was employed by United Laboratories, Inc., a manufacturer and seller of specialty chemicals, most recently as Executive Vice President, Chief Financial Officer and General Counsel.

Dennis J. Keller, age 62

      Mr. Keller has been Chairman of the Board since 1987 and was Chief Executive Officer of the Company until November 2002. Since then he has been Co-Chief Executive Officer. Mr. Keller co-founded KGSM and was from 1973 to August 1987 its Chairman of the Board and Chief Executive Officer. He is also a director of NICOR, Inc.

Frederick A. Krehbiel, age 62

      Mr. Krehbiel has been a Director of the Company since 1996. Employed since 1965 by Molex Incorporated, an electronic component manufacturer, he served as CEO from 1988 to 1999 and as Chairman from 1993 to 1999. Since July 2001, Mr. Krehbiel has served as Co-Chairman. Mr. Krehbiel is also a director of Tellabs, Inc., Northern Trust Corp. and W.W. Grainger, Inc.

BOARD OF DIRECTORS AND COMMITTEE MEETINGS

      There were four regular meetings of the Board of Directors during fiscal 2003 and three special meetings. During that year all incumbent Directors attended 75 percent or more of the aggregate of the total number of meetings of the Board of Directors and of the committees of the Board of Directors on which they served. The Board has standing nominating and governance, audit, compensation, finance and academic committees.

      Ms. McGee (Chair) and Messrs. McCormack, Shapiro and Brown serve as members of the Company’s Nominating and Governance Committee, which met three times during fiscal 2003. The Committee’s responsibilities include proposing a slate of directors for election by the stockholders at each annual meeting and proposing candidates to fill any vacancies on the Board; reviewing the committee structure and recommending candidates; developing and monitoring corporate governance guidelines; and developing and leading the Board evaluation process. The Nominating Committee will accept and consider nominations of Directors from stockholders. Such nominations should be sent to the Corporate Secretary, specifying the name of the nominee and the qualifications of such nominee for membership on the Board of Directors. All such recommendations will be brought to the attention of the Nominating Committee.

      Messrs. Bowsher (Chair) and Brown and Dr. Shapiro serve as members of the Audit Committee of the Board of Directors of the Company. The Board of Directors has, in its business judgment, determined that all of the members of the Audit Committee are “independent” as required by the applicable listing standards of the New York Stock Exchange (NYSE). Among the principal duties of the Audit Committee, which met nine times during fiscal 2003, are appointing the Company’s independent public accountants, subject to ratification by the stockholders; review of the scope, approach and results of the annual audits; review of annual and quarterly financial statements; and review of the representations of management and the findings and suggestions of the independent public accountants regarding internal control, financial policies and procedures and management’s response thereto. Additional detail about the Committee’s activities may be found in the Audit Committee Report, which appears on page 18 of this Proxy Statement.

      Dr. Manning (Chair) and Messrs. Krehbiel and Melvoin serve as members of the Compensation Committee, which held twelve meetings in fiscal 2003. The role of the Compensation Committee is to establish and oversee the policies that govern Company compensation and benefit practices and includes review of the salaries of the senior officers of the Company each year, evaluation of the performance of the Co-CEO’s and setting their compensation level, and approval of management incentive awards and stock option grants. The report of the Compensation Committee on Executive Compensation appears on pages 11 to 13 of this Proxy Statement.

      Drs. Shapiro and Manning and Mr. Brown serve as members of the Company’s Academic Committee, which was established to assure that the academic perspective is heard, represented and incorporated into all of the Company’s activities and operations. The purpose of the Committee, which met three times in fiscal year 2003, is to provide oversight of the Company’s academic policy, and to provide input to the Board regarding academic activities.

      Messrs. McCormack (Chair) and Brown and Ms. McGee serve as members of the Company’s Finance Committee, which met twice during fiscal 2003. The Committee’s principal duties include review and recommendation with respect to the Company’s financing policies, including cash flow, capital structure and dividend policy as well as risk management policy.

      Directors are each paid a retainer of $24,000 per annum plus $1,500 for each Board of Directors meeting attended. Non-employee committee members are also paid $500 per committee meeting attended. In addition, the Chairman of the Audit Committee receives an annual retainer of $4,000 for such services. Also, Directors are eligible to receive options under the Company’s 1994, 1999 and 2003 Stock Incentive Plans and are currently granted options for 6,000 shares upon election or re-election to the Board. These options vest in 3 annual installments beginning 1 year from the date of election. Directors are reimbursed for any expenditures attendant to Board membership.

      Under the DeVry Inc. Board of Directors’ Deferred Compensation Plan, a Director may elect to defer all or a portion of Board compensation. Any amount so deferred is, at the Director’s election, valued as if invested in the Company’s Common Stock and/or the average yield on corporate bonds as determined by Mergent Bond Record, and is payable in cash in installments or as a lump-sum on or after termination of services as a Director.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), requires that the Company’s Directors, executive officers and holders of more than 10% of the Company’s Common Stock file reports of ownership and changes in ownership of Common Stock with the Securities and Exchange Commission. During the fiscal year ended June 30, 2003, all such persons filed on a timely basis all reports required by Section 10(a) of the Exchange Act, with the following exceptions: corporate officers Cecil Horst (a report on Form 5), Timothy Foster (initial report on Form 3) and Edward Steffes (one report on Form 4). Each was inadvertently late in filing these reports.

STOCK OWNERSHIP

      The table below sets forth the number and percentage of outstanding shares of Common Stock beneficially owned by (1) each person known by the Company to own beneficially more than 5% of the Common Stock, (2) each Director of the Company, (3) each nominee for election as Director, (4) each named executive officer and (5) all Directors and officers of the Company as a group, in each case as of June 30, 2003, except as otherwise noted. The Company believes that each individual or entity named has sole investment and voting power with respect to the shares of Common Stock indicated as beneficially owned by them, except as otherwise noted. All share amounts referred to in this Proxy Statement have been adjusted to reflect the two-for-one stock splits on June 21, 1995, December 18, 1996 and June 19, 1998.

Amount and Nature of Beneficial Ownership

			Stock Options	Total Common
	Common Shares		Exercisable	Stock
	Beneficially Owned		within 60 days	Beneficially	Percentage
Name	Excluding Options(1)		of Record Date(2)	Owned	Ownership

Fidelity Management and Research	5,334,400		—	5,334,400	7.6%
82 Devonshire Street, E14B Boston, MA 02109-3614
Baron Capital Management, Inc	3,535,500		—	3,535,500	5.0
450 Park Avenue New York, NY 10022
Dennis J. Keller	9,019,026		326,525	9,345,551	12.9
Ronald L. Taylor	1,997,780		230,249	2,228,029	2.9
Charles A. Bowsher	7,616	(3)	12,376	19,992	*
David S. Brown	83,500		26,250	109,750	*
Connie R. Curran	—		—	—	*
Frederick A. Krehbiel	14,100		19,500	33,600	*
Thurston E. Manning	4,000		35,500	39,500	*
Robert C. McCormack	595,134	(3)	21,500	616,634	*
Julia A. McGee	2,500		36,750	39,250	*
Hugo J. Melvoin	72,581	(3)	35,500	108,081	*
Harold T. Shapiro	250		3,500	3,750	*
Daniel Hamburger	1,000		10,000	11,000	*
Bruno R. LaCaria	239	(4)	11,300	11,539	*
Norman M. Levine	25,893	(4)	77,225	103,118	*
O. John Skubiak	57,969		146,385	204,354	*
All Directors and Officers as a Group (38 persons)	12,027,399	(4,5)	1,425,462	13,452,861	17.2

*	Represents less than 1% of the outstanding Common Stock.

(1)	“Common Stock Beneficially Owned” includes stock held in joint tenancy, stock owned as tenants in common, stock owned or held by spouse or other members of the holder’s household, and stock in which the holder either has or shares voting and/or investment power, even though the holder disclaims any beneficial interest in such stock. Options exercisable within 60 days after September 19, 2003, are shown separately.

(2)	Option prices for these shares range from $3.2350 to $37.75 per share.

(3)	Includes shares held as deferred stock by nonemployee Directors as of September 19, 2003, that the Directors will receive upon termination of membership on the Board of Directors for any reason, as follows: Bowsher — 4,616 shares; McCormack — 1,212 shares; and Melvoin — 3,993 shares. These shares result from the voluntary election by the Directors to defer the payment of Directors’ fees. No shares of common stock have as yet been issued, and the Directors have neither voting nor investment powers in these shares of deferred stock.

(4)	Includes shares held in the DeVry Inc. Profit Sharing Retirement Plan, as follows: LaCaria — 259 shares; Levine — 2,293 shares and all officers as a group — 16,603 shares.

(5)	Includes shares held in the DeVry Employee Stock Purchase Plan, as follows: all officers as a group — 1,412 shares.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

					Long Term Compensation

		Annual Compensation			Awards		Payouts

						Securities
					Restricted	Underlying
				Other Annual	Stock	Options/	LTIP	All Other
Name and Principal Position	Year	Salary($)(1)	Bonus($)(1)(2)	Compensation($)(3)	Award(s)	SARs(#)(4)	Payouts	Compensation($)(5)

Dennis J. Keller,	2003	609,000	447,000			50,500		78,211
Chairman and	2002	513,243	697,296			46,500		37,175
Co-CEO	2001	412,966	785,586			40,500		59,769
Ronald L. Taylor,	2003	609,000	447,000			50,500		89,738
President and	2002	513,243	697,296			46,500		47,266
Co-CEO	2001	412,966	785,586			40,500		65,722
O. John Skubiak,	2003	250,000	225,000			30,000		23,636
Executive Vice	2002	219,150	250,000			26,000		16,146
President	2001	201,138	230,000			28,000		17,041
Daniel J. Hamburger(6)	2003	192,857	128,000			50,000		156
Executive Vice
President
Bruno C. LaCaria,	2003	226,990	60,000			10,000		12,942
Vice President and Chief	2002	218,260	60,000			6,000		6,553
Information Officer	2001	207,866	60,000			4,000		7,576
Norman M. Levine,	2003	162,240	90,000			12,500		20,284
Sr. Vice President and	2002	156,000	100,000			12,000		19,341
Chief Financial Officer	2001	145,590	75,000			10,000		4,653

(1)	Amounts shown include cash compensation earned by the named executive officers during the year covered, including amounts deferred at the election of those officers. Each of the named executive officers, except Mr. Skubiak, elected to defer a portion of his salary and bonus for fiscal years 2003 and 2004. For a description of the DeVry Inc. Deferred Compensation Plan, under which all of the above deferrals were effected, see “Compensation Committee Report on Executive Compensation” on page 13.

(2)	Amount includes bonuses earned in fiscal year 2003 and paid in fiscal year 2004.

(3)	During the covered fiscal years no named executive officer received any other annual compensation in an amount in excess of the lesser of either $50,000 or 10% of the total of annual salary and bonus reported for him in the two preceding columns.

(4)	Options to acquire shares of Common Stock.

(5)	These amounts represent the Company’s contributions to its Profit Sharing Retirement Plan, additional matching contributions to the Deferred Compensation Plan and the dollar value of insurance premiums paid by the Company with respect to term life insurance and supplemental health insurance for the benefit of the named executive officers. Under its group life insurance plan the Company provides life insurance to all employees in the amount of their annual salary up to $500,000. The following premiums were paid: Mr. Keller, $7,498; Mr. Taylor, $17,751; Mr. Skubiak, $13,436; Mr. Hamburger, $156; Mr. LaCaria, $1,396 and Mr. Levine, $5,087.

(6)	Mr. Hamburger joined the Company in November 2002.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT

AND CHANGE-IN-CONTROL ARRANGEMENTS

      The Company has entered into employment agreements having substantially identical terms with Dennis J. Keller and Ronald L. Taylor (each an “Executive”). Each agreement provides for an initial base salary, annual salary increases and annual bonuses for an initial term of employment ending on June 30, 2005, which thereafter continues until either the Executive or the Company provides the other with at least 150 days’ notice. Each employment agreement provides that it may be terminated by the Company upon

(1) the death of the Executive, (2) physical or mental disability of the Executive that prevents him from performing his duties for a continuous period of 180 days, or (3) for cause (as defined in the employment agreement). The Executive may terminate the agreement if (1) he is not accorded the authority, duties, obligations and prerogatives set forth in the agreement; (2) such authority, duties, obligations or prerogatives are materially or substantially reduced; (3) he is not paid or reimbursed amounts due him under the agreement; or (4) the Company fails to observe its obligations under the agreement.

      Except in the case of death, disability, constructive dismissal or a resignation or retirement, the Executive shall be employed following the Executive’s termination of employment under the employment agreement pursuant to a Senior Advisor Agreement, beginning on the first day following the termination of the Executive’s employment. Under the terms of the Senior Advisor Agreement, the Executive serves as senior advisor to the Company with responsibilities and duties that include focusing on the strategy of and investor relations for the Company and serving as a senior advisor to the Board. The term of the Senior Advisor Agreement begins on the Senior Advisor employment date and ends on the 15th anniversary of that date and is divided into two periods, an initial 5-year period and a final ten-year period. The Executive will be provided with an appropriate office and compensated for his services at the annual rate of $420,000 during the initial period and, during the final period, at an annual rate of $50,000, subject to annual increases at the budgeted annual average percentage increase for all Company employees, plus health, welfare and pension benefits consistent with past practice, as well as other fringe benefits on the same terms and to the same extent as provided by the Company to senior management employees, excluding special CEO benefits (e.g., incentive compensation, an automobile and club dues). Subject to certain cost limitations, the Company will also maintain an insurance policy providing $1 million in death benefits payable to the Executive’s designated beneficiary, and will reimburse expenses consistent with past practices of the Company and usages in effect from time to time. The Senior Advisor Agreement will terminate upon the Executive’s death or permanent disability or for cause. The Executive may terminate the agreement at any time. If the Executive’s termination occurs for any reason but cause, the Executive will be entitled to payment and benefits through the end of the period (either initial or final) in which the termination occurs and to continuation of medical coverage for the remainder of the lives of the Executive and his spouse. Such medical coverage is subject to a tax gross up if taxed to the Executive and to the requirement that the Executive secure whatever medical coverage may otherwise then be available, which coverage shall, if lawful, be deemed primary.

      The Company has also entered into an employment agreement with Daniel J. Hamburger. The agreement provides for an initial base salary, annual salary increases and annual bonuses for an initial term of employment ending November 10, 2005, which continues thereafter until either Mr. Hamburger or the Company provides the other with at least 180 days’ notice. Mr. Hamburger’s employment terminates 180 days after the delivery of such notice, unless earlier terminated. The employment agreement provides that it may be terminated by the Company upon (1) the death of Mr. Hamburger, (2) his physical or mental disability that prevents him from performing his duties for a continuous period of 180 days or (3) for cause (as defined in the employment agreement). Mr. Hamburger may terminate the agreement if (1) he is not accorded the authority, duties, obligations and prerogatives set forth in the agreement; (2) such authority, duties, obligations or prerogatives are materially or substantially reduced; (3) he is not paid or reimbursed amounts due him under the agreement or (4) the Company otherwise fails to observe its obligations under the agreement. In the event the Company terminates the agreement or fails to continue or renew the agreement, or Mr. Hamburger terminates the agreement for any reason stated in the preceding sentence, he is entitled to severance payments equal to 12 times his monthly base salary. In the event of his termination following a change in control, as defined in the agreement, any unvested stock options will immediately vest and the severance payment will be 24 times the monthly base salary, plus prorated bonus.

      The following table provides information about options granted to the named executive officers during fiscal 2003 under the Company’s 1994 Stock Incentive Plan and 1999 Stock Incentive Plan. No options have been granted under the 2003 Stock Incentive Plan. Under these plans, the Plan Committee determines the Directors or key employees eligible to participate and the number of shares to be granted (subject to Compensation Committee approval of employee grants of non-qualified and/or incentive stock options) and the prices at which and periods during which such options may be exercised (typically 5-year vesting for employees and 3-year vesting for Directors, with a 10-year exercise period). In no case may the exercise price be less than 100% of fair market value on the date of grant or, in the case of incentive stock options, the period of exercise be longer than 10 years from the date of grant. The plans do not limit the number of options that may be granted to any participant or the number of individuals who may participate, and additional options may be granted to previous recipients of options.

Option/SAR Grants in Last Fiscal Year

	Individual Grants				Potential Realizable
					Value at Assumed
	Number of	% of Total			Annual Rates of Stock
	Securities	Options/SARs			Price Appreciation for
	Underlying	Granted to	Exercise or		Option Term
	Options/SARs	Employees in	Base Price	Expiration
Name	Granted (#)	Fiscal Year	($/Sh)	Date	5% ($)	10% ($)

Dennis J. Keller	50,000	10.7%	17.45	8/13/12	548,710	1,390,540
Dennis J. Keller	500	.11%	22.07	7/1/12	6,964	17,625
Ronald L. Taylor	50,000	10.7%	17.45	8/13/12	548,710	1,390,540
Ronald L. Taylor	500	.11%	22.07	7/1/12	6,964	17,625
Daniel Hamburger	50,000	10.7%	15.03	11/12/12	472,614	1,197,697
O. John Skubiak	30,000	6.4%	17.45	8/13/12	329,226	834,324
Bruno R. LaCaria	10,000	2.1%	17.45	8/13/12	109,742	278,108
Norman M. Levine	12,000	2.6%	17.45	8/13/12	131,690	333,729

      The following table provides information about options exercised by the named executive officers during fiscal 2003 and the number and value of options held at the end of fiscal 2003, many of which are not yet exercisable. The Company does not have any stock appreciation rights outstanding.

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

Number of
			Securities	Value of
			Underlying	Unexercised
			Unexercised	In-the-Money
			Options/SARs at	Options/SARs at
	Shares		FY-End (#)	FY-End ($)(1)
Acquired on
	Exercise	Value	Exercisable/	Exercisable/
Name	(#)	Realized ($)	Unexercisable	Unexercisable

Dennis J. Keller	32,000	662,248	285,700/131,425	3,242,157/328,140
Ronald L. Taylor	—	—	189,424/131,425	1,373,305/328,140
Daniel Hamburger	—	—	0/50,000	0/413,000
O. John Skubiak	5,300	112,989	122,868/77,917	1,222,564/193,507
Bruno R. LaCaria	—	—	6,300/18,700	10,061/62,209
Norman M. Levine	—	—	67,900/30,725	835,059/77,421

(1)	Represents the difference between the closing price of the Common Stock on the New York Stock Exchange on June 30, 2003 and the exercise price of the option.

      Profit Sharing Retirement Plan. Employees of the Company and its subsidiaries participate in the 401(k) component of the DeVry Inc. Profit Sharing Retirement Plan (the “Profit Sharing Retirement Plan”), which as of June 30, 2003, covered 3,062 of the Company’s employees, including 366 former employees. Under the Profit Sharing Retirement Plan, employees share in the success and profitability of the Company through a combination of Company matching and discretionary contributions to its eligible employees. Regular full-time employees and regular part-time employees who complete 1,000 hours of service during a Profit Sharing Retirement Plan Year (July 1–June 30) are automatically enrolled in the Profit Sharing Retirement Plan following their completion of one year of service to the Company. Eligible employees may choose to open a 401(k) account and contribute from 1% to 50% (1% to 6% in the case of highly-compensated employees) of their annual eligible compensation, subject to IRS annual contribution limitations. To those employees contributing 1% to a 401(k) account, the Company makes a matching contribution of 1% of their total annual eligible compensation (including salary, overtime pay and bonuses); to those employees contributing 2% or more, the Company makes a matching contribution of 2% of their total annual eligible compensation. Allocations of the Company’s discretionary profit sharing contribution under a formula based on salary and seniority are made to eligible employees who have completed one year of service as of the last day of any Profit Sharing Retirement Plan year.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

To Our Stockholders:

      The Company applies a consistent philosophy to compensation for all employees, including senior management. This philosophy is based on the premise that the achievements of the Company result from the combined efforts of all employees working toward common objectives. The Company seeks to achieve these objectives through teamwork that is focused on meeting the expectations of its customers (students and their employers) and its stockholders.

      The Compensation Committee has the responsibility, with respect to the Company’s executive officers, to implement that philosophy in a manner that will align executive compensation with the business objectives and performance of the Company and will also enable the Company to attract, retain and motivate executive officers to ensure its long-term success. To that end, the Committee evaluates the performance of the Chairman and Co-Chief Executive Officer and of the President and Co-Chief Executive Officer (“Co-CEOs”), reviews with senior management the performance of executive officers generally and reviews or determines recommendations for their compensation levels in terms of salaries, bonuses and related benefits.

      Under the current program, there are three components to the compensation of executive officers: salary, annual incentive compensation and long-term incentive compensation. The Compensation Committee considers the total compensation of each executive, including the Co-CEOs, in establishing the elements of executive compensation.

Salary

      In its annual review of the salaries of each of the Company’s executives, the Compensation Committee considers, among other factors, the responsibilities and individual performance (both in the current year and over time) of the executive, the Company’s performance and the performance of the executive’s business unit. Salaries at companies of comparable size, with whom the Company must compete for talent, are also considered.

      With respect to the Co-CEOs, the Committee’s policy is to provide total cash compensation that represents salary reasonable in amount and additional compensation determined by stockholder returns.

      To that end, the Compensation Committee’s practice is to limit Co-CEO salary increases to the percentage established by the Company as the pool amount for salary increases for all employees (4% in recent years, including fiscal year 2003). As a result, the salary portion of their total compensation is approximately 35%-45%, retaining annual incentive compensation, with its focus on long-term growth in earnings per share, as the primary compensation vehicle.

Annual Incentive Compensation

      Annual incentive compensation for executive officers other than the Co-CEOs consists of discretionary cash bonuses awarded annually to executives (and certain other management employees) based on the achievement of certain Company targets and personal objectives. These bonuses are the primary vehicle for recognizing and rewarding accomplishments in a given year. The specific bonus an executive receives is dependent on individual performance and level of responsibility.

      The Compensation Committee has adopted the premise that long-term growth in earnings is the single best proxy for stockholder interests. The annual incentive compensation plan for the Co-CEO’s has been designed to that end. (The Committee has, however, reserved the right to recognize or provide additional objectives for the Company and tie other cash awards to the achievement of those objectives and recommend approval of such to the Board of Directors.) The plan for the Co-CEO’s is based on the gain in earnings per share (GEPS), one factor (“one-year factor”) using only the GEPS for the most recent year (to which the bonus applies) and accounting for one-third of the bonus amount, the second factor (“multi-year factor”) using GEPS over the most recent five-year period and accounting for two-thirds of the bonus amount. The sum of the two factors is applied to the base cash compensation to arrive at the amount of the bonus.

      Since the GEPS for FY2003 was -8.4% and therefore below +5%, the plan provided no bonus component for the most recent year. Using the arithmetic mean for the most recent five years gave a mean GEPS of +15.5%, resulting in bonus in the amount of $263,697, and cash compensation (base cash compensation plus bonus) of $872,698. (The bonus in FY2002 was $697,296 and total cash compensation was $1,210,538.) The formula thus resulted in a decrease in bonus between FY2002 and FY2003 of 62% and a decrease in total cash compensation of 30%. While the committee agreed that the GEPS result for FY2003 should result in smaller compensation for that year than for the preceding one, it viewed these amounts of decrease as disproportionate to the decrease in EPS of 8.4%.

      The committee recognized that the formula as applied in the past has two flaws: one is an overweighting of the most recent year, which affects not only the one-year factor, but also enters into the calculation of the second factor through the averaging of GEPS over the most recent five years. The second is the effect of the arithmetic mean in emphasizing the outliers in its terms — unusually high or low values strongly affect the mean. To help deal with these effects, the committee recalculated the five-year value by deleting the highest and the lowest of the GEPS in the five years, averaging only the remaining three values. This procedure helps to avoid the “outlier effect” of the mean, while maintaining the influence of runs of high or low GEPS performance.

      Using this revision to the calculation, the committee determined the mean, yielding a multi-year factor that, when combined with the one-year factor, yielded a bonus of $446,600, which the committee proposed rounding up to $447,000 to make total cash compensation of $1,056,000. The result would be a change in bonus between FY2002 and FY2003 of -36% and a change in total cash compensation of -13%. The committee noted that, while there was a decrease in earnings per share from the previous year, the EPS in FY2003 was still a substantial 87 cents per share, exceeding the EPS for every year except FY2002, and also that some operations of the Company had significant growth.

      The committee also noted that the EPS for FY2003 used in calculating the bonuses includes a significant non-recurring gain. Because the committee believes that the CEO bonus should reflect operations only, it will in the future use as the EPS figure the EPS net of non-recurring gains or losses. FY2003 is the first year in which non-operational actions have had a significant effect on EPS. The committee observed that this change would have had no effect on the bonus calculation for FY2003, since the FY2003 EPS number produced 0 for the “one-year factor” whichever GEPS number was used, and the “exclude high-low” procedure dropped the FY2003 number. Future bonus calculations may, however, be affected by this decision to change the definition of EPS.

Long-term Incentive Compensation

      Stock options are used as the primary long-term incentive vehicle. Options provide executives and other key employees with the opportunity to buy and maintain an equity interest in the Company and to share in the appreciation in value of its Common Stock. To assure that the value of every stockholder’s interest must appreciate before the option holder receives any benefit from the option, options have been granted at no less than the fair market value of the Company’s Common Stock on the date of grant. Additionally, options are generally granted with a 5-year vesting period and a 10-year exercise period so as to encourage executives and others to take a longer-term view of their individual contributions to the Company. The Compensation Committee believes that stock options are an important tool to align the interests of management and stockholders. The Co-CEOs, the four other named executive officers and certain other executive officers were among the 410 Company employees granted stock options based on their superior performance during fiscal year 2003.

      Deferred Compensation Plan. In August 1999, the Committee approved another component of DeVry’s executive compensation program, the DeVry Inc. Deferred Compensation Plan (the “Deferred Plan”). The Deferred Plan is a voluntary, non-tax qualified, deferred compensation plan available to executive officers and certain other members of DeVry management that enables such individuals to save for retirement by deferring a portion of their current compensation. Under the Deferred Plan, participants are entitled to defer compensation until termination of service with DeVry or certain other specified dates. Participants may elect to have their deferred amounts credited with earnings based on various investment choices made available by the Committee for this purpose. Also, participants’ dependents are eligible to receive a pre-retirement death benefit. The purpose of this Deferred Plan is to encourage participants to remain in the service of DeVry as benefits of the Deferred Plan increase over time.

      The salary, annual incentive compensation and long-term incentive compensation paid by the Company to the Co-CEOs and the four other named executive officers of the Company in fiscal 2003 is set forth on page 8. The Compensation Committee believes that the executive officers of the Company continue to be dedicated to increasing stockholder value and that the committee’s compensation policies contribute to this focus.

      The Compensation Committee does not believe that the provisions of Section 162(m) of the Internal Revenue Code relating to the deductibility of compensation paid to the executive officers named in the Summary Compensation Table will limit the deductibility of such compensation expected to be paid by the Company. Although the Board of Directors currently intends for all compensation to be tax deductible to the Company, the Compensation Committee will continue to evaluate the impact of such provisions an take such actions as it deems appropriate.

      This Compensation Committee Report is not to be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this Report by reference, and is not otherwise to be deemed filed under such Acts.

COMPENSATION COMMITTEE

Thurston E. Manning, Chairman
Frederick A. Krehbiel
Hugo J. Melvoin

CERTAIN TRANSACTIONS

      For fiscal year 2003 the Company paid The Revere Group, an information systems consulting organization, $4.1 million for consulting services. Robert C. McCormack, one the Company’s Directors, is also a director of The Revere Group, and Trident Capital, Inc., of which Mr. McCormack is a founding partner, is an investor in the Revere Group. Also, Dennis J. Keller and Ronald L. Taylor, Co-CEO’s, are investors and limited partners in Trident Capital, Inc.

      During the same fiscal year, DeVry paid McGraw Hill Education $1.4 million for college textbooks and other educational materials that were primarily re-sold to DeVry University students. Julia A. McGee, a Company Director, was President, Basal and Test Publishing, McGraw Hill Education, during part of fiscal year 2003.

      Management believes that these transactions and any relationships during fiscal 2003 were on terms that were reasonable and competitive. Additional transactions and relationships of this nature may be expected to take place in the ordinary course of business in the future.

Securities Authorized for Issuance Under Equity Compensation Plans

	Number of
	securities to be	Weighted-
	issued upon	average exercise	Number of securities
	exercise of	price of	remaining available for
	outstanding	outstanding	future issuance under
	options,	options,	equity compensation plans
	warrants and	warrants and	(excluding securities
Plan Category	rights	rights	reflected in column (a))

	(a)	(b)	(c)

Equity compensation plans approved by security holders
— 1988 Amended and Restated Stock Option Plan	31,560	$8.14	0
— 1991 DeVry Inc. Stock Option Plan	448,924	$9.51	0
— 1994 DeVry Inc. Stock Option Plan	1,386,422	$21.51	26,641
— 1999 DeVry Inc. Stock Option Plan	658,900	$23.85	841,100
— Employee Stock Purchase Plan	—	—	543,372
Equity compensation plans not approved by security holders	—	—	—
TOTAL:	2,525,806	$19.80	1,411,113

Performance Graph

      The following graph and chart compare the total cumulative return (assuming dividend reinvestment) on the Company’s Common Stock during the period from June 30, 1998 through June 30, 2003 with the cumulative return on the NYSE Stock Market Index (U.S. Companies), and an industry group index.

COMPARISON OF CUMULATIVE TOTAL RETURN SINCE JUNE 30, 1998

AMONG DEVRY INC., NYSE MARKET INDEX,
AND INDUSTRY GROUP INDEX

	June 30

	1998	1999	2000	2001	2002	2003

DeVry Inc.	100.0	102.0	120.5	164.7	104.1	106.2
NYSE Market Index — U.S. Companies	100.0	121.1	124.1	113.9	90.7	87.6
Industry Group Index — Current	100.0	81.2	82.8	155.8	196.7	288.2

      Data for this graph was prepared by Zacks Investment Research.

      Assumes $100 was invested on June 30, 1998 in DeVry Inc. Common Stock, the NYSE Stock Market Index (U.S. Companies) and the Industry Group (1), and that all dividends were reinvested.

(1)	The Industry Group consists of the following companies selected on the basis of the similarity in the nature of their business: Apollo Group, Inc., Apollo Group, Inc.-University of Phoenix, Argosy Education Group, Inc., Career Education Corp., Computer Learning Centers, Inc., Corinthian Colleges, Inc., Education Management Corp., ITT Educational Services, Inc., Learning Tree International, Inc., Strayer Education, Inc., Sylvan Learning Systems, Inc., TesseracT Group, Inc. and Whitman Education Group, Inc. The Company believes that, including itself, these companies have represented — for all or parts of the period included, as appropriate, in the chart above — the majority of the market value of publicly traded companies whose primary business is education.

APPROVAL OF THE DEVRY INC. 2003 STOCK INCENTIVE PLAN

      The DeVry Inc. 2003 Stock Incentive Plan (the “2003 Plan” or the “Plan”) was adopted by the Company’s Board of Directors in August 2003. The Board is now seeking stockholder approval of this Plan. A copy of the Plan is attached as Exhibit A.

      The following is intended to be a summary of the Plan’s principal terms and does not purport to be a complete statement of such terms. This summary is subject to and qualified in its entirety by reference to Exhibit A.

Description of the Plan

      The purpose of the Plan is: (1) to provide a means to attract, retain and reward the Company’s independent directors for their judgment and knowledge, on which the Company relies for the continued success of its operations, by promoting a greater identity of interest between them and the Company’s stockholders and providing an opportunity to share in the future success of the Company; (2) to provide a means to attract and retain competent personnel; and (3) to provide to participating executives and other key employees long-term incentive for high levels of performance and for extraordinary efforts to improve the financial performance of the Company. The Plan authorizes the granting, from authorized but unissued shares or treasury shares, of options to purchase up to 2,000,000 shares of the Company’s Common Stock.

      The Plan has two components. The first provides for an annual automatic nondiscretionary grant of the lesser of 500 shares or $25,000 in fair market value of DeVry Common Stock to Directors who are Company employees for their service as Company Directors. The second component of the Plan provides for discretionary grants by the Plan Committee, which determines the Directors and key employees of the Company eligible to participate and the number of shares to be granted under option. The Plan authorizes the grant of nonqualified stock options and incentive stock options. The prices at which and the periods during which stock options may be exercised are fixed by the Plan Committee, but in no case may the price of an incentive stock option be less than 100% of the fair market value of the shares on the date of grant (110% in the case of an incentive stock option granted to a 10% or larger shareholder), and all options must be exercisable within ten years after the date of grant. Upon exercise of an option, payment of the purchase price must be made in full in cash or such other consideration, including shares of Common Stock and Participant notes, as the Plan Committee elects. All options terminate at the earlier of the date established by the Plan Committee at the time of the grant or ten years after the date of grant (five years in the case of an incentive stock option granted to a 10% or larger stockholder). Incentive stock options granted under the Plan are not transferable except by will or the laws of descent and distribution. Nonqualified stock options may be transferred as determined by the Plan Committee. No option may be granted under the Plan after June 30, 2013. Other than as described below, the Plan does not limit the number of options grantable to any participant or the number of individuals who may participate, and additional options may be granted to previous recipients of options. However, the maximum number of shares that may be subject to options granted to any one individual during any one calendar year period is 150,000 shares.

      An aggregate of 2,000,000 shares of Common stock are reserved for issuance upon the exercise of options granted under the Plan. Any shares issuable upon the exercise of options under the Plan may thereafter be subject to new options if there is a forfeiture, expiration or termination of any such option.

Federal Income Tax Treatment

      The following is a brief summary of the principal federal income tax consequences under current federal income tax laws relating to awards under the Plan. This summary is not intended to be exhaustive and does not, among other things, describe state or local tax consequences.

      Generally, the granting of an option under the Plan will not be a taxable event and the recipient will not realize any income at that time. Nor will the Company be entitled to a deduction at the time of grant. The tax treatment after grant differs depending on whether the recipient is an employee of the Company or a non-employee Director and whether the option is an incentive stock option (“ISO”) or a nonqualified stock option.

      a.     For Employees with Incentive Stock Options — For employees of the Company or its Subsidiaries, exercising an ISO will generally not be a taxable event. However, the excess, if any, of the fair market value of the shares acquired on exercise of an option over the exercise price is an adjustment for computation of the alternative minimum tax. Upon subsequent disposition, the difference between the sale price and the aggregate option price of the shares is taxable as a long-term capital gain or loss. Any sale within two years of the grant of an ISO or one year after exercise causes a disqualifying disposition resulting in ordinary income for the recipient. The amount of ordinary income realized is equal to the difference between the sale price and the fair market value on the date of exercise.

      b.     For Non-employee Directors or Employees With Nonqualified Stock Options — Any exercise of a nonqualified stock option under the Plan by either an outside Director or an employee will result in ordinary income tax consequences. The amount reported as ordinary income will be the aggregate difference between the fair market value of the option stock on the date of exercise and the option price. The Company will be entitled to deduct such amount except to the extent that such deductions may be limited by the Internal Revenue Code. Upon subsequent sale, the difference between the sale price and the fair market value on the date of exercise is reportable as a capital gain or loss. The gain or loss is long-term or short-term depending on how long the stock was held after exercise of the option.

      c.     Section 162(m) — The federal income tax deduction the Company may take for otherwise deductible compensation payable to executive officers who are treated as named executive officers in the Company’s Proxy Statement is limited by Section 162(m) of the Internal Revenue Code to $1,000,000. The deduction limit on compensation applies to all compensation, except compensation deemed under Section 162(m) to be “performance-based” and certain compensation related to retirement and other employee benefit plans. The determination of whether compensation related to the Plan is performance-based for purposes of Section 162(m) is dependent upon a number of factors, including stockholder approval of the Plan and the exercise price at which options are granted. Section 162(m) also prescribes certain limitations and procedural requirements in order for compensation to qualify as performance-based. Although the Company has structured the Plan to satisfy the requirements of Section 162(m) with regard to its “performance-based” criteria, there is no assurance that awards thereunder will so satisfy such requirements, and accordingly, the Company may be limited in the deductions it may take with respect to awards under the Plan.

      Described below are the benefits that the named individuals and groups would have received if the 2003 Plan been already approved by stockholders and options had been granted thereunder, assuming that the listed groups had received the number of options that were granted to this group in the most recent grant (August 2003).

NEW PLAN BENEFITS

2003 DeVry Inc. Stock Incentive Plan

	Dollar	Number
Name and Position	Value ($)	of Units

Dennis J. Keller, Co-CEO	$1,369,965	50,500
Ronald L. Taylor, Co-CEO	$1,369,965	50,500
Daniel Hamburger, Executive Vice President	$521,472	19,200
O. John Skubiak, Executive Vice President	$1,086,400	40,000
Bruno R. LaCaria, Vice President and CIO	$271,000	10,000
Norman M. Levine, Sr. Vice President and CFO	$339,500	12,500
Executive Group	$4,169,060	153,500
Non-Executive Director Group	$157,815	10,500
Non-Executive Officer Employee Group	$5,747,119	211,650

      The Board of Directors recommends a vote FOR approval of the DeVry Inc. 2003 Stock Incentive Plan.

AUDIT COMMITTEE REPORT

      The Audit Committee of DeVry Inc., which met nine times during the last fiscal year, consists of three independent directors and operates under a written charter that has been revised to conform to the proposed NYSE listing standards and Securities and Exchange Commission’s implementing regulations. The Charter, which has been adopted by the Board of Directors, is included as Exhibit B to this proxy statement.

      Management is responsible for the Company’s internal controls and the financial reporting process from which it prepares the financial statements. The Company’s independent public accountants are responsible for performing an independent audit of the annual financial statements of the Company and expressing an opinion on those statements. The Audit Committee monitors the Company’s financial reporting processes, including its internal control systems.

      The principal duties of the Audit Committee include the appointment of the Company’s independent public accountants, subject to ratification by the stockholders; discussing with the independent public accountants the independent accountant’s independence; monitoring the scope, approach and results of the annual audits; reviewing and discussing the annual audited and quarterly unaudited financial statements with management and the independent public accountants; and discussing with management and the independent public accountants the Company’s internal control systems.

      With respect to the Company’s audited financial statements for the fiscal year ended June 30, 2003:

•	The Audit Committee has reviewed and discussed the audited financial statements with management;

•	The Audit Committee has met with PricewaterhouseCoopers LLP, the Company’s independent public accountants, and discussed the matters required by Statement of Auditing Standards No. 61, “Communication with Audit Committees;” and

•	The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and has discussed with PricewaterhouseCoopers LLP their independence.

      In reliance upon the Audit Committee’s reviews and discussions with both management and PricewaterhouseCoopers LLP referred to above, management’s representations and the report of PricewaterhouseCoopers LLP on the Company’s audited financial statements, the Audit Committee has recommended to the Board of Directors that the audited financial statements for the fiscal year ended June 30, 2003 be included in the Company’s annual report on Form 10-K to be filed with the Securities and Exchange Commission.

      In addition, the Audit Committee has appointed, subject to stockholder ratification, Pricewaterhouse- Coopers LLP as the Company’s independent public accountants for the coming year.

Charles A. Bowsher (Chair)
David S. Brown
Harold T. Shapiro

Audit Fees

      The Audit Committee engaged PricewaterhouseCoopers LLP (“PWC”) as its independent public auditors for the fiscal year ended June 30, 2003. In addition to engaging PWC to audit its consolidated financial statements for the year and review the interim financial statements included in the Company’s Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (“SEC”), the Audit Committee also engaged PWC to provide various other audit and audit related services — e.g. student financial aid program compliance auditing and consultation regarding purchase accounting relating to the acquisition of Dominica Management, Inc.

      Other professional advisory and consulting service providers are engaged where the required technical expertise is specialized and cannot be economically provided by employee staffing. Such services include, from time to time, business and asset valuation studies, and services in the fields of law, human resources, information technology, employee benefits and tax structure and compliance.

      The aggregate amounts included in the Company’s financial statements for fiscal 2003 fees billed or to be billed by PWC for audit and other professional services, and the amounts billed by PWC related to the Company’s fiscal year ended June 30, 2002, respectively, were as follows:

	For the Years

	Fiscal 2003	Fiscal 2002

Audit Fees	$1,224,550	$1,153,700
Audit Related	238,800	30,000
Tax	308,490	65,743
All Other	—	83,600

Total	$1,771,840	$1,333,043

      For fiscal year 2002, certain items have been reclassified from the categories in which they were originally reported to conform to the current presentation format.

      Audit Fees — Includes all services performed to comply with generally accepted auditing standards (“GAAS”). In addition, this category includes fees for services in connection with statutory and regulatory filings, consents and review of filings with the SEC. These include fees for services rendered in connection with the required annual audits of the Company’s compliance, in the U.S. and Canada, with the rules and procedures promulgated for the administration of student financial aid programs and fees related to the separate financial audit of the Company’s Canadian subsidiary. The separate financial audit in Canada is required by the Ontario Ministry of Education in connection with student participation in financial aid programs.

      Audit Related — Includes all services for due diligence related to the acquisition of Dominica Management, Inc., consultation with respect to purchase accounting and related regulatory filings on Form 8-K in connection with this acquisition.

      Tax — Includes all tax services related to the acquisition of Dominica Management, Inc., comprised of tax planning and responding to requests from the Company’s tax department regarding technical interpretations, applicable laws and regulations, and tax accounting. Additionally, includes tax advice associated with Canadian restructuring with respect to technical interpretations, applicable laws and regulations, and tax accounting.

      All Other — Includes all services not appropriately included in the above categories. In 2002, this includes operational internal audit reviews unrelated to the internal accounting controls, financial systems or financial statements of the Company. The Company designated a member of senior management to be responsible for the oversight of this internal audit function. The Company also determined the scope and frequency of these internal audit reviews.

      The Audit Committee, at each of its regularly scheduled meetings, and on an interim basis as required, reviews all engagements of PWC for audit and all other services. This review includes a description of the services to be performed and the estimated fees for such services. Following such review, each proposed service is approved, modified or denied as appropriate. A record of all such approvals is maintained in the files of the Audit Committee for future reference. All services provided by PWC subsequent to May 6, 2003, the effective date of this requirement, were approved by the Audit Committee prior to their undertaking.

      The Company’s Audit Committee is not yet required to, and has not yet formally adopted/enacted specific pre-approval policies and procedures for audit and non-audit services. Therefore, this proxy disclosure does not include pre-approval policies and procedures and related information. The Company is early-adopting components of the proxy fee disclosure requirements. The requirements first become effective for periodic annual filings for fiscal years ending after December 15, 2003.

APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP, independent public accountants, as independent public accountants for the Company and its subsidiaries for fiscal year 2004. The Board of Directors recommends to the stockholders that the appointment of PricewaterhouseCoopers LLP as independent public accountants for the Company and its subsidiaries be ratified. If the stockholders do not ratify the appointment of PricewaterhouseCoopers LLP, the selection of independent public accountants will be reconsidered by the Audit Committee. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting of Stockholders with the opportunity to make a statement, if they desire to do so, and to be available to respond to appropriate questions from stockholders.

      The Board of Directors recommends a vote FOR ratification of the selection of PricewaterhouseCoopers LLP as independent public accountants for the Company for fiscal year 2004.

STOCKHOLDER PROPOSALS — 2004 ANNUAL MEETING

      Stockholder proposals intended to be presented at the 2004 Annual Meeting must be received by the Company no later than June 22, 2004, to be eligible for inclusion in the Proxy Statement and form of proxy for the meeting. If a stockholder notifies the Company after September 19, 2004 of an intent to present a proposal at the 2004 annual meeting of stockholders, the Company will have the right to exercise its discretionary voting authority with respect to such proposal without including information about such proposal in its proxy materials.

OTHER BUSINESS

      The Board of Directors is aware of no other matter that will be presented for action at this meeting. If any other matter requiring a vote of the stockholders properly comes before the meeting, the Proxy Committee will vote and act according to their best judgment.

By Order of the Board of Directors

Marilynn J. Cason
Secretary

Exhibit A

DeVry Inc. 2003 STOCK INCENTIVE PLAN

      1. Purpose. The DeVry Inc. 2003 Stock Incentive Plan (the “Plan”) has been established by DeVry Inc. (the “Company”) to provide the directors and key employees of the Company and its Subsidiaries with opportunities to acquire Common Stock of the Company on favorable terms. The purpose of the Plan is to: (1) provide a means to attract, retain and reward the Company’s independent directors for their judgment and knowledge, on which the Company relies for the continued success of its operations, by promoting a greater identity of interest between them and the Company’s stockholders and providing an opportunity to share in the future success of the Company; (2) provide a means to attract and retain competent personnel; and (3) provide to participating executives and other key employees long-term incentive for high levels of performance and for extraordinary efforts to improve the financial performance of the Company. For the purposes of the Plan, the term “Subsidiary” means a subsidiary within the meaning of the Section 424(f) of the Internal Revenue Code of 1986, as amended (the “Code”).

      2. Administration. The authority to manage and control the operation and administration of the Plan shall be vested in the Plan Committee, subject to approval by the Compensation Committee of the Board of Directors. The Plan Committee shall consist of members of the Company’s Board of Directors who are full-time, salaried employees of the Company. All determinations of the Plan Committee shall be made by a majority of its members. Any interpretation of the Plan by the Plan Committee and any decision made by it under the Plan are final and binding on all persons.

      3. Participation. Subject to the terms and conditions of the Plan and approval by the Compensation Committee of the Board of Directors of actions taken with respect to employees, the Plan Committee shall determine and designate, from time to time, the directors and key employees of the Company and its Subsidiaries to whom stock options are to be granted or awarded (the “Participants”), and the number thereof to be granted or awarded to each Participant. Except as otherwise agreed to by the Company and the Participant, any grant or award under this Plan shall not affect any previous grant or award to the Participant by the Company under this Plan or any other plan maintained by the Company or its Subsidiaries.

      4. Automatic Grant of Options to Plan Committee. Notwithstanding Paragraph 3 above, directors who are members of the Plan Committee shall receive, for service as a director, only an automatic nondiscretionary stock option grant on July 1 every year during the term of the Plan. The amount of shares subject to option that will be automatically granted to each director who is a member of the Plan Committee for service as a director shall be the lesser of (i) 500 shares or (ii) that number of shares equal to the largest multiple of 25 whose fair market value on the date of grant does not exceed $25,000.

      5. Shares Subject to the Plan. The shares of stock with respect to which awards or grants may be made under the Plan shall be shares of the Company’s Common Stock, either authorized and unissued shares or shares issued and held in its treasury. Subject to the provisions of Paragraph 12, the aggregate number of shares of Common Stock with respect to which awards or grants may be made under the Plan shall not exceed 2,000,000 shares. If, for any reason, any award or grant under the Plan shall expire, terminate or be forfeited with respect to any number of shares, such number of shares shall again be available for award or grant under the Plan. Subject to Paragraph 12, the maximum number of shares of Common Stock that may be subject to Options granted to any one individual pursuant to the Plan shall be 150,000 shares during any one calendar year period.

      6. Options. Subject to Paragraph 4 above, the Plan Committee may, from time to time, grant options to Participants under the Plan. The Plan Committee shall have complete authority to determine at the time an option is granted, whether such option shall be an incentive stock option qualified under Section 422 of the Code, or whether such option shall be a nonqualified stock option. The price at which a share of Common Stock may be purchased pursuant to the exercise of an option under the Plan shall be 100% (110% in the case of an incentive stock option, as described in Section 422 of the Code, granted to a 10% stockholder) of the Fair Market Value (as defined below) of a share of such Common Stock on the date on which the option is granted. Subject to the provisions of Paragraph 12, for all purposes of the Plan, the “Fair Market Value” of a share of Common Stock as at any date means the fair market value of such share determined in good faith by the Plan Committee.

      Notwithstanding the foregoing, in no event shall the aggregate Fair Market Value (determined at the time the option is granted) of the Common Stock with respect to which incentive stock options are exercisable for the first time by any individual during any calendar year (under all plans of the Company and its Subsidiaries) exceed $100,000.

      7. Option Expiration Date. The “Expiration Date” with respect to an option granted to a Participant under the Plan means the earlier of

(a) the date which is 10 years (5 years in the case of an incentive stock option granted to a 10% stockholder) after the date on which the option or stock appreciation right is granted; or

(b) the date established by the Plan Committee at the time of the grant.

      8. Exercise of Options. Each option shall be exercisable at such time or times as shall be determined by the Plan Committee at the time the option is granted or at such earlier times as the Plan Committee may subsequently determine. Except as otherwise agreed between the Company and the Participant, a Participant’s right to exercise any option under the Plan shall not be affected by any other outstanding stock option granted to the Participant under this Plan or any other plan maintained by the Company or its Subsidiaries. a Participant may exercise an option by giving written notice thereof prior to the Expiration Date to the Secretary of the Company at the Company’s corporate headquarters. Payment of the purchase price of the shares purchased pursuant to the exercise of a stock option shall be in cash or other consideration, including shares of Common Stock and Participant notes, as the Plan Committee may permit.

      9. Compliance with Applicable Laws and Withholding of Taxes. Notwithstanding any other provision of the Plan, the Company shall have no liability to issue any shares under the Plan unless such issuance would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity. Prior to the issuance of any shares under the Plan, the Company may require a written statement that the recipient is acquiring the shares for investment and not for the purpose or with the intention of distributing the shares. All awards, grants, and payments under the Plan are subject to withholding of all applicable taxes, which withholding obligations may be satisfied, with the consent of the Plan Committee, through the surrender of shares of Common Stock to which a Participant is otherwise entitled under the Plan. Common Stock shares surrendered for withholding purposes cannot be withheld in excess of the minimum number required for tax withholding purposes.

      10. Transferability. Incentive stock options granted under the Plan are not transferable except by will or by the laws of descent and distribution. Nonqualified stock options may be transferred by the Participant as determined by the Plan Committee.

      11. Employment and Stockholder Status. The Plan does not constitute a contract of employment, and selection as a Participant will not give any employee the right to be retained in the employ of the Company or any Subsidiary. No award or grant under the Plan shall confer upon the holder thereof any right as a stockholder of the Company prior to the date on which he fulfills all conditions for receipt of shares of Company stock.

      12. Adjustments to Number of Shares Subject to the Plan and to Option Terms. Subject to the following provisions of this Paragraph 12, in the event of any change in the outstanding shares of Common Stock of the Company by reason of any stock dividend, split, recapitalization, merger, consolidation, combination, exchange of shares or other similar change, the aggregate number of shares with respect to which awards or grants may be made under the Plan and the terms of any outstanding option shall be equitably adjusted by the Plan Committee subject to approval by the Compensation Committee. Notwithstanding the preceding sentence, in no event shall any fraction of a share of stock be issued under the Plan.

      13. Agreement with Company. At the time of any grant under the Plan, the Plan Committee may require a Participant to enter into an agreement with the Company in a form specified by the Plan Committee, agreeing to the terms and conditions of the Plan and to such additional terms and conditions (including but not limited to a call provision), not inconsistent with the Plan, as the Plan Committee may, in its sole discretion, prescribe.

      14. Term of Plan. Subject to the approval of the stockholders of the Company at the Company’s 2003 annual meeting of its stockholders, the Plan shall be effective as of August 16, 2003. No options may be granted under the Plan after June 30, 2013.

      15. Amendment and Termination of Plan. Subject to the following provisions of this Paragraph 15, the Plan Committee of the Company may at any time amend, suspend or terminate the Plan. No amendment of the Plan and, except as provided in Paragraph 12, no action of the Plan Committee shall, without further approval of the stockholders of the Company: (a) increase the total number of shares of Common Stock with respect to which awards or grants may be made under the Plan or otherwise materially increase the benefits to Participants under the Plan; (b) permit any awards or grants to be made under the Plan after June 30, 2013; or (c) materially modify the requirements as to eligibility for participation under the Plan. No amendment, suspension or termination of the Plan shall alter or impair any option previously granted under the Plan without the consent of the holder thereof.

Exhibit B

CHARTER OF THE

AUDIT COMMITTEE OF
DEVRY INC.

I.     Authority

      The Audit Committee (the “Committee”) of DeVry Inc. (the “Company”) is established, pursuant to the Bylaws of the Company, to assist the Board of Directors (the “Board”) in fulfilling its oversight responsibilities for the Company.

II.     Purpose

      The purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities of the Company, including, but not limited to oversight of the following:

1. integrity of the Company’s financial statements;

2. the disclosure and financial reporting process, including the Company’s disclosure controls and procedures;

3. the Company’s compliance with legal and regulatory requirements;

4. qualifications, independence and performance of the Company’s independent accountants;

5. performance of the Company’s internal audit function; and

6. maintenance of internal controls regarding financial, accounting and legal compliance consistent with good business practices.

      In so doing, it is the responsibility of the Committee to encourage open communication between the Committee, the outside auditors, the internal auditors (or other persons carrying on the internal audit function) and management of the Company.

      The Committee’s responsibilities are ones of thoughtful oversight, recognizing that the Company’s management is responsible for the integrity and preparation of the Company’s financial statements and that the Company’s outside auditors are responsible for auditing those financial statements.

      In discharging its oversight role, the Committee is empowered to (i) investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and (ii) engage and, on behalf of the Company, compensate, or require the compensation of, independent counsel and other advisers, including accounting advisers, as it determines necessary to carry out its duties.

III.     Membership

      The Committee shall be comprised of not less than three members of the Board. The Board shall select each member and designate the Committee’s Chair, who shall be one of its members. Members of the Committee shall serve for one year or until their successors are duly elected and qualified.

      Each member of the Committee shall be independent in accordance with the rules of the Securities and Exchange Commission (the “SEC”), New York Stock Exchange (the “NYSE”) and any other regulatory body having jurisdiction over the Company’s financial reporting. All members shall have sufficient financial experience and ability to enable them to discharge their responsibilities. In addition, at least one member of the Committee shall have auditing, accounting or related financial management expertise, as the Board interprets such qualification in its business judgment.

IV.     Responsibilities

      The duties and responsibilities of a member of the Committee contained herein shall be in addition to those required for a member of the Board.

      The primary general responsibility of the Committee is to oversee the Company’s financial reporting process on behalf of the Board and report the results of its activities to the Board. While the Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles (“GAAP”) and requirements of law. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements and for the appropriateness and legality of the accounting principles and reporting policies that are used by the Company. The outside auditors are responsible for auditing the Company’s financial statements annually, for reviewing the Company’s unaudited interim financial statements and for reporting on certain matters to the Committee.

      While the fundamental responsibility for the Company’s financial statements and disclosures rests with management, as reviewed by the outside auditors, the Committee should request management, internal auditors and outside auditors to inform them of, and should review

•	major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies;

•	analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements;

•	the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company;

•	the effect of insider transactions on the financial statements of the Company under Section 401 of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”);

•	earnings press releases and other reports or written or electronic material (including website posted material) disclosing “pro forma,” or “adjusted” non-GAAP, information; and

•	communications received from and Company responses to governmental officials and generally reliable published reports that raise material issues regarding the Company’s financial statements or accounting matters.

      Within the overall general responsibility the following shall be specific duties and responsibilities of the Committee. These are set forth as a guide with the understanding that the Committee may supplement them as appropriate, but shall have them reviewed and approved annually by the Board.

1.     Financial Statements

•	Review and discuss with management and the outside auditor the annual audited and quarterly unaudited financial statements of the Company prior to their being filed with the SEC, including: (a) an analysis of the outside auditors’ judgment as to the quality of the Company’s accounting principles and judgments made in connection with the preparation of the financial statements, including analyses of the effect of alternative GAAP methods on the financial statements; (b) significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including any significant changes in the Company’s selection or application of accounting principles and financial statement presentations; (c) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements; and (d) the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

•	Receive, review and discuss reports from the outside auditors on: (a) all critical accounting policies and practices to be used; (b) all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the outside auditors; and (c) other material written communications between the outside auditors and management, such as any management letter, schedule of unadjusted differences, reports on observations and recommendations on internal controls or a listing of adjustments and reclassifications not recorded.

•	Review, prior to issuance, earnings releases, and review and discuss generally the types of information to be disclosed and the type of presentations, to be made, including the use of “non-GAAP financial measures,” in the Company’s earnings press releases, as well as financial information and earnings guidance provided to analysts and ratings agencies. [The chair of the Committee may represent the entire Committee for purposes of the review of earnings release and such other information.]

•	Review and discuss with the co-CEOs and CFO the basis for the certifications to be provided in the Company’s Form 10-K and Form 10-Qs.

2.     Internal Control Environment

•	Review and discuss with the outside auditors, the head of the internal audit department (or other persons responsible for the internal audit function) and management the adequacy and effectiveness of the Company’s internal accounting and financial controls, including:

•	any significant deficiencies in the design or operation of the internal controls;

•	any material weaknesses in the internal controls;

•	any special steps adopted in light of any material control deficiencies;

•	any alleged fraud (whether or not material) that involves management or the Company’s employees who have a significant role in the Company’s internal controls; and

•	the Company disclosure controls and procedures and management reports thereon.

•	Review management’s periodic assessments of the effectiveness of the Company’s internal controls over financial reporting and procedures for financial reporting and the outside auditors’ attestations as to management’s assessments, as well as management’s periodic certifications as to internal controls over financial reporting and related matters, including disclosures to the Committee as to deficiencies or weaknesses in internal controls and procedures for financial reporting or fraud by persons involved therewith.

•	Discuss with management, the head of the internal audit department (or other persons responsible for the internal audit function) and the outside auditors the adequacy and effectiveness of the Company’s accounting and financial controls, including the Company’s policies and procedures to assess, monitor and manage the Company’s exposure to risk (business and financial) and the steps management has taken with respect thereto.

•	Review all related party transactions and the controls that require such transactions to be appropriately reviewed, approved and disclosed as required.

3.     Internal Audit

•	Oversee and discuss the internal auditing activities and performance, including the appointment, and replacement when appropriate, of the head of the Company“s internal audit department (or other persons responsible for the internal audit function), the internal audit charter and the budget and staffing for the internal audit department.

•	Review with the head of the internal audit department (or other persons responsible for the internal audit function) the scope of the annual operational audit plan and receive, on a periodic basis,

summary audit reports from completed audits, progress reports on the annual audit plan and a status report detailing actions taken, or to be taken, by management to address outstanding issues or findings.

•	Review reports of internal audit activity and recommendations.

•	Review with the outside auditors the performance and effectiveness of the internal audit function and its role in the internal control environment.

4.     External Audit

•	The Committee shall be directly responsible for, and have sole authority as to, the appointment, retention and termination (subject to shareholder ratification of appointment), compensation (on behalf of the Company) and oversight of the work of the outside auditors, including resolution of disagreements between management and the auditors regarding accounting matters and financial reporting, all for the purpose of such outside auditors’ preparation and issuance of audit reports, periodic reports, attestations, comfort letters and other related work as to the Company’s financial statements, financial information and accounting matters. The outside auditors shall report directly to the Committee.

•	The Committee shall have sole authority to, and must, pre-approve all audit and non-audit services provided by the outside auditors to the Company (including all fees and terms of service but subject to any de minimis exceptions permitted by law for non-audit services, which must, in any event, be approved annually by the Committee prior to completion of the annual audit). The Committee may take any measures that it determines to be appropriate to assure that the independent auditors are not engaged to perform specific non-audit services proscribed by law or regulation. [The Committee may delegate pre-approval authority to a member or members of the Committee or to a subcommittee of the Committee. The decisions of any Committee members or subcommittee to whom pre-approval authority is delegated must be presented to the full Committee at its next scheduled meeting.]

•	At least annually, consider the independence of the outside auditors, including whether the outside auditors’ performance of permissible non-audit services is compatible with the auditor’s independence, and obtain from the outside auditors a written statement delineating all relationships between the outside auditors and the Company and any other relationships that may adversely affect the independence of the auditor. Discuss with the outside auditors any disclosed relationships or services that may impact the objectivity and independence of the outside auditors.

•	At least annually, the Committee shall obtain and review a report by the outside auditors describing

•	the outside auditing firm’s internal quality control procedures;

•	any material issues raised by the most recent internal quality control review, or peer review, of the auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditing firm, and any steps taken to deal with any such issues; and

•	all relationships between the outside auditors and the Company (to assess the auditor’s independence).

•	Based upon the foregoing two paragraphs, the outside auditor’s work throughout the year, and any other relevant factors, evaluate the performance of the Company’s outside auditors in the fulfillment of their role, including a review and evaluation of the lead partner of the Company’s outside auditors. In making its evaluation, the Committee shall take into account the opinions of management and the head of the Company’s internal audit department (or other persons responsible for the internal audit function).

•	Ensure the rotation of the lead and concurring audit partners required under Section 203 of Sarbanes-Oxley and applicable SEC and NYSE rules.

•	Meet separately with the independent accountants to discuss any matters that the Committee or the outside auditors believe should be discussed privately, including any audit problems or difficulties and management’s response.

•	Review periodic communications required by external audit regulators between the outside auditors and the Audit Committee including relevant matters in Statement on Auditing Standards (“SAS”) No. 61 and SAS No. 100 (as modified, amended or supplemented from time to time). The communication shall include the outside auditors’ judgements about the quality and applicability of the Company’s accounting principles, appropriateness of underlying estimates, and the effect of significant events, transactions and changes in accounting estimate applied to the Company’s financial reporting.

•	Review with management and the outside auditors the scope and results of the annual audit, including any difficulties or restrictions encountered during the audit, including any written communications between the outside auditors and management.

•	Recommend to the Board whether the audited financial statements should be included in the annual report on Form 10-K.

•	Set, and recommend for Board approval, clear hiring policies for the Company as to employees or former employees of the outside auditors that meet legal requirements and stock exchange rules.

5.     Compliance

•	Establish procedures for receipt, retention and handling of confidential and anonymous submission by employees or others relating to controls, accounting or auditing matters and any other matters as might materially affect the Company.

•	Discuss with management, the head of the internal audit department (or other persons responsible for the internal audit function) and the outside auditors the Company’s adherence to legal compliance programs and the steps management has taken to require and monitor such adherence by Company employees and agents.

•	Review and discuss the status of compliance with accounting, legal, regulatory, tax, and other developments of major significance to the Company.

6.     Other

•	Review and reassess this Charter of the Committee on an annual basis, or more frequently as appropriate, and recommend required changes to the Board.

•	Maintain minutes and records of all meetings and activities of the Committee.

•	Have included in the Company’s annual proxy relating to meetings of shareholders, all reports and information as may be required by SEC or other regulations.

•	Perform an annual evaluation of the Committee’s performance.

•	Require each of its members to certify annually that such person meets the independence requirements prescribed by law and/or stock exchange rules, including that such person has received no compensation from the Company other than director and Board committee fees.

•	Perform any other activities and special reviews consistent with the Charter, the Company’s Bylaws and governing law as the Committee or the Board deems necessary or appropriate.

V.     Committee Meetings

      The Committee shall meet as least four times a year, or more frequently as circumstances dictate at the discretion of the Chair. The Committee shall establish an agenda for each meeting. The Committee may ask representatives of the Company’s management and/or others to attend Committee meetings and to provide pertinent information as appropriate. The Committee shall periodically meet separately in executive session with each of management, the head of the internal audit department (or other personnel responsible for the internal audit function) and the outside auditors.

VI.     Meetings with the Board of Directors

      The Committee shall meet with the Board at each regularly scheduled Board meeting, or such additional times as the Board deems appropriate, to discuss the status of its work. The Committee will provide the Board with a report of its activities following each meeting of the Committee at the next regularly scheduled meeting of the Board, or sooner depending on the circumstances. The Committee shall review with the Board any issues that arise as to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s outside auditors or the performance of the internal audit function.

VII.     Access to the Corporation and Resources

      The Committee shall have access to all Company books, records, facilities and personnel needed to perform its responsibilities, including meetings with the independent accountants, the personnel performing the internal auditing function, General Counsel’s office and any other personnel deemed necessary. The Committee shall have the authority to engage independent legal, accounting and other advisers, as it determines necessary to carry out its duties, and be provided by the Company with appropriate funding, as determined by the Committee, in order to discharge its responsibilities.

VIII.     Certification

      This Charter of the Audit Committee, as amended, was duly approved and adopted by the Board of Directors on the 16th day of August, 2003.

/s/ MARILYNN J. CASON

Marilynn J. Cason
Secretary

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DeVry Inc. ONE TOWER LANE SUITE 1000 OAKBROOK TERRACE, IL 60181	Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site.

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VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to DeVry Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	DEVRY1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DeVry Inc.

1.	Election of Directors:
	Nominees: Class III (2006) — 01-Charles A. Bowsher, 02-Robert C. McCormack, 03-Julia A. McGee and 04-Ronald L. Taylor	For All	Withhold All	For All Except	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.
	Class II (2005) —	☐	☐	☐
01-Connie R. Curran

Vote On Proposals		For	Against	Abstain

2.	For approval of the 2003 DeVry Inc. Stock Incentive Plan.	☐	☐	☐

3.	Ratification of selection of PricewaterhouseCoopers LLP as Independent Public Accountants.	☐	☐	☐

Please date and sign below exactly as your name(s) appears hereon. Joint owners should all sign. When signing in a representative capacity (such as for an estate, trust, corporation or partnership), please indicate title or capacity.

For comments, please check this box and write them			☐
on the back where indicated

Please indicate if you plan to attend this meeting	☐	☐
	Yes	No

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

PROXY	DeVry Inc.	PROXY
This Proxy is solicited on behalf of the Board of Directors.

The undersigned hereby appoints Marilynn J. Cason and Norman M. Levine as proxies, each with the power to act alone and with full power of substitution and revocation, to represent and vote, as specified on the other side of this Proxy, all shares of Common Stock of DeVry Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on Tuesday, November 18, 2003 at 10:30 a.m. Central Standard Time at The Northern Trust Company, 50 South LaSalle Street, Chicago, Illinois 60675, and all adjournments thereof.

The shares represented by this Proxy will be voted as specified. If no choice is specified, this Proxy will be voted FOR Proposals 1, 2 and 3.

The proxies are authorized, in their discretion, to vote such shares upon any other business that may properly come before the Annual Meeting.

Comments:

(If you noted any comments above, please check the corresponding box on the reverse side.)

PLEASE SIGN, DATE AND RETURN PROMPTLY IN ENCLOSED PREPAID ENVELOPE.

(Continued and to be signed on reverse side.)